Exhibit 99.1

FOR IMMEDIATE RELEASE

Blount and TriLink Reach Settlement

Portland, Ore. and Atlanta, Ga. — August 7, 2009 — Blount, Inc., [NYSE: BLT] (“Blount”) and TriLink Saw Chain, LLC and TriLink Global, LLC (collectively “TriLink”) today jointly announced that they have entered into a settlement agreement ending the pending patent and false advertising cases between the companies.

The settlement provides for resolution of all claims filed by the parties, without any finding of fault or admission of liability or wrongdoing by any party.  The settlement was reached between the parties to end costly litigation expenses on both sides and to allow resources to be directed toward developing new products and providing the highest quality products and best service possible to their customers.

About Blount and TriLink:

Blount, based in Portland, Oregon, and TriLink, based in Atlanta, Georgia, provide chain saw chain, bars and accessories. For more information about Blount, visit http://www.blount.com, and for more information about TriLink, visit http://www.trilinksawchain.com.

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Blount:
David Dugan
503.653.4692
Email: david.dugan@blount.com

TriLink:
Steve Lacy
404-419-2900
Email: slacy@trilinkglobal.com